Exhibit 99.6

DIRECT TELEPHONE: 304-340-1000	DIRECT TELECOPIER: 304-340-1080

November 15, 2013

To Each Person Listed on

the Attached Schedule I

Re:	Appalachian Consumer Rate Relief Funding LLC
$380,300,000 Consumer Rate Relief Bonds
West Virginia Constitutional Issues

Ladies and Gentlemen:

We have acted as special counsel in the State of West Virginia to Appalachian Power Company, a Virginia corporation (“APCo”), in connection with: the issuance of a financing order on September 20, 2013 (the “Financing Order”), to APCo by the Public Service Commission of West Virginia (the “PSCWV”); the transfer and sale by APCo of all of its right, title and interest in certain property (the “CRR Property”) to Appalachian Consumer Rate Relief Funding LLC, a Delaware limited liability company (the “Issuer”); the issuance by the Issuer of its Consumer Rate Relief Bonds (the “Consumer Rate Relief Bonds”), referred to and described below; and other related transactions.

Generally, the CRR Property is a property right created under W.Va. Code § 24-2-4f (the “Securitization Law”).  The Financing Order authorized the creation, transfer, and sale of the CRR Property, which consists of the irrevocable right of APCo or its assignees to collect certain consumer rate relief charges (the “CRR Charges”) from all retail electric service customers of APCo in the State of West Virginia, subject to the limited exceptions set forth in the Financing Order for specified customers.  The Consumer Rate Relief Bonds will be secured by a security interest in the CRR Property, together with certain other property of the Issuer.

THE TRANSACTION

On the date hereof, APCo has transferred and sold the CRR Property to the Issuer under an CRR Property Purchase and Sale Agreement, dated as of November 15, 2013 between APCo and the Issuer, and a related Bill of Sale, dated as of November 15, 2013 (collectively referred to herein as the “Sale Agreement”).  APCo, in its capacity as Servicer, and the Issuer have entered into a CRR Property Servicing Agreement, dated as of November 15, 2013 (the “Servicing Agreement”), under which APCo has agreed to service the CRR Property.  APCo, as Administrator (“Administrator”), has entered into an Administration Agreement with the Issuer,

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dated as of November 15, 2013, under which the Administrator has agreed to perform certain administrative services for the Issuer (the “Administration Agreement”).

On the date hereof, the Issuer issued the Consumer Rate Relief Bonds, under the Indenture, dated as of November 15, 2013 between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series Supplement dated as of November 15, 2013 between the Issuer and the Indenture Trustee (the Indenture and Series Supplement collectively referred to herein as the “Indenture”).

Pursuant to the Underwriting Agreement dated November 15, 2013 (the “Underwriting Agreement”) by and among APCo, the representatives of the several Underwriters named therein, and the Issuer, such Underwriters have agreed to underwrite the issuance of the Consumer Rate Relief Bonds.

As used herein, the term “Transaction Documents” means the above-referenced documents to which the Issuer is a party, and “Transaction” means the transactions contemplated by the Transaction Documents.  Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Indenture.

FACTS AND ASSUMPTIONS

In connection with the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a)           the Transaction Documents;

(b)           The Registration Statement (file numbers 333-191392 and 333-191392-01) filed by the Issuer with the Securities and Exchange Commission (the “Commission”) on Form S-3 under the Securities Act of 1933, as amended, with respect to the Consumer Rate Relief Bonds, including the final prospectus filed with the Commission on November 1, 2013 (the “Registration Statement”);

(c)           the Securitization Law;

(d)           the Financing Order;

(e)           the opinion letter of Sidley Austin LLP, on Federal Constitutional Issues, of even date herewith (the “Sidley Constitutional Opinion”); and

(f)           such other documents relating to the Transaction as we have deemed necessary or advisable as a basis for such opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the

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conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of these documents, we have assumed: 1) that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder; 2) the due authorization thereof by all requisite action, corporate or other; 3) the due execution and delivery of the Transaction Documents by the parties thereto; 4) the validity and binding effect thereof upon such parties; and 5) the enforceability thereof against such parties.

We have made no independent investigation of the facts referred to herein, and with respect to such facts, we have relied, for the purpose of rendering this opinion and except as otherwise stated herein, exclusively on the factual statements contained and matters provided for in the Transaction Documents referenced above, as we deemed advisable, including the factual representations, warranties and covenants contained therein as made by the respective parties thereto.

We express no opinion herein as to the laws of any jurisdiction other than the State of West Virginia.

OPINION REQUESTED

You have requested our opinion on the issues of:

1.           whether the State Pledge creates a contractual relationship between the State of West Virginia and the Bondholders (as defined below);

2.           whether the Supreme Court of Appeals of West Virginia (“West Virginia Supreme Court”), a West Virginia Circuit Court, or a Federal District Court sitting in West Virginia and applying West Virginia substantive law (each a “West Virginia Court”) would conclude, under applicable State of West Virginia constitutional principles relating to the impairment of contracts, that the West Virginia Legislature could not enact legislation (other than a law passed by the West Virginia Legislature in the valid exercise of the state’s police power to safeguard the vital interests of its people, including preservation of community order, health, safety, morals or economic well being) that: (A) repeals the State Pledge, (B) repeals the Securitization Law, (C) impairs the value of the CRR Property, or (D) reduces, alters or impairs the collection of the CRR Charges so as to significantly impair: (i) the terms of the Indenture or the Consumer Rate Relief Bonds, or (ii) the rights and remedies of the holders of the Consumer Rate Relief Bonds (the “Bondholders”) (or the Indenture Trustee acting on their behalf) if such repeal, amendment or other action (an “Impairment Action”) would prevent the payment of the Consumer Rate Relief Bonds or would significantly affect the security for the Consumer Rate Relief Bonds (an “Impairment”);

3.           whether the State of West Virginia would be required to pay just compensation to the Bondholders if the State of West Virginia, including the PSCWV exercising its legislative powers, undertook an Impairment Action and created an Impairment that:

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(a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the CRR Property or denied all economically beneficial or productive use of the CRR Property; (b) destroyed the CRR Property, other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the CRR Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investment in the Consumer Rate Relief Bonds;

4.           whether the Securitization Law has been duly enacted by the West Virginia Legislature in accordance with all applicable laws and is in full force and effect, whether the effectiveness or constitutionality of the Securitization Law under the Constitution of the State of West Virginia (insofar as it relates to the Consumer Rate Relief Bonds and the Transaction) is, to the best of our knowledge, the subject of any pending appeal or litigation, and if the constitutionality of the Securitization Law were challenged, whether a West Virginia Court applying West Virginia substantive law, would conclude, under applicable State of West Virginia constitutional principles, that the Securitization Law is constitutional.

5.           whether the State of West Virginia, acting through direct voter initiative or referendum, could implement a voter initiative or referendum having the same effect as an Impairment Action; and

6.           whether Bondholders could obtain from a West Virginia Court a preliminary injunction to delay the implementation of an Impairment Action pending final adjudication of a claim challenging the constitutionality of such Impairment Action or a permanent injunction in the event of a final adjudication that such Impairment Action was unconstitutional.

OPINION # 1 – REGARDING THE CONTRACT CLAUSE
OF THE WEST VIRGINIA CONSTITUTION

The Securitization Law provides:

(s) Pledge of state.

(1) The state pledges to and agrees with the bondholders, assignees and financing parties under a final financing order that the state will not take or permit any action that impairs the value of consumer rate relief property under the final financing order or revises the consumer rate relief costs for which recovery is authorized under the final financing order or, except as allowed under subsection (k) of this section, reduce, alter or impair consumer rate relief charges that are imposed, charged, collected or remitted for the benefit of the bondholders, assignees and financing parties, until any principal, interest and redemption premium in respect of consumer rate relief bonds, all financing

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costs and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.

(2) A person who issues consumer rate relief bonds is permitted to include the pledge specified in subdivision (1) of this subsection in the consumer rate relief bonds, ancillary agreements and documentation related to the issuance and marketing of the consumer rate relief bonds.

We note that the State Pledge is set forth on the Consumer Rate Relief Bonds and in the Indenture.

Article III, Section 4 of the West Virginia Constitution states in part that:  “No . . . law impairing the obligation of a contract, shall be passed” (the “State Contract Clause”).  The State Contract Clause is consistent with the Contract Clause of the United States Constitution, Article I, Section 10, which provides that “no State shall . . . pass any . . .  Law impairing the Obligation of Contracts”  (the “Federal Contract Clause,” and together with the State Contract Clause, the “Contract Clauses”).  In general, West Virginia Courts that have addressed the issue of whether an act of the Legislature violates the State Contract Clause have followed the decisions of the United States Supreme Court interpreting the Federal Contract Clause.

To determine whether state legislation impairs a contractual obligation in violation of the State Contract Clause, the threshold issue is whether the parties have contractually vested property rights.  In Wagoner v. Gainer, 167 W.Va. 139, 279 S.E.2d 636 (1981), the issue was whether a bill passed by the Legislature affecting the amount of the pension benefit to which retired judges were entitled under the State of West Virginia judicial retirement system violated the Federal Contract Clause.  In 1949, the West Virginia Legislature created a retirement plan for judges.  West Virginia Code § 51-9-6 provided that a retired judge, eligible for benefits under the system, shall be paid “annual retirement benefits so long as he shall live, in an amount equal to seventy-five percent of the annual salary of the office from which he has retired . . . as such salary may be changed from time to time during the period of his retirement.”  In 1979, the West Virginia Legislature increased the salaries of sitting judges.  In the same act, the Legislature froze retirement benefits for retired judges at the levels determined by the salaries of active judges prior to the 1979 salary increases.  The case reached the West Virginia Supreme Court on appeal from a Writ of Mandamus ordering the West Virginia State Auditor and West Virginia State Treasurer to compute the retired judges’ increased retirement benefits based on the raises given by the Legislature to active judges.

The West Virginia Supreme Court reasoned that the State of West Virginia judicial retirement system creates contractually vested property rights for retired and active participating plan members.  Such rights are enforceable in the courts and cannot be impaired or diminished by the Legislature.  The West Virginia Supreme Court rejected the freezing of judges’ retirement benefits, holding that when the Legislature attempts to change important provisions of an existing contract, outside the limits of the reserved state powers, the legislation

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will be declared unconstitutional as impairing existing contractual obligations under the Federal Contract Clause.

For purposes of evaluating contractual impairment cases brought under the Contract Clauses, the West Virginia Supreme Court has adopted a three-prong test:

The initial inquiry is whether the statute has substantially impaired the contractual rights of the parties.  If a substantial impairment is shown, the second step of the test is to determine whether there is a significant and legitimate public purpose behind the legislation.  Finally, if a legitimate public purpose is demonstrated, the court must determine whether the adjustment of the rights and responsibilities of contracting parties is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation’s adoption.

West Virginia Regional Jail and Correctional Facility Authority v. West Virginia Investment Management Board, 203 W.Va. 413, 508 S.E.2d 130 (1998); see also City of Charleston v. Public Service Commission of West Virginia, 57 F.3d 385 (4th Cir. 1995); Syllabus Point 4, in part, Shell v. Metropolitan Life Ins. Co., 181 W.Va. 16, 380 S.E.2d 183 (1989).

In analyzing State Contract Clause cases, the West Virginia Supreme Court has generally focused on the following issues: 1) whether the statute has “substantially impaired” the contract rights of the parties; and, if so, 2) whether the impairment is justified by a “significant and legitimate public purpose.”  In West Virginia Regional Jail and Correctional Facility Authority v. West Virginia Investment Management Board, 203 W.Va. 413, 508 S.E.2d 130 (1998), the beneficiaries of the West Virginia Public Employees Retirement System (“PERS”) challenged legislation authorizing the Investment Management Board to invest PERS funds in debt or obligations of the Regional Jail Authority.  The PERS beneficiaries claimed that such investments would create an impairment of the contract that existed between the State of West Virginia and the PERS beneficiaries.

The West Virginia Supreme Court first determined that a contract between the State of West Virginia and the beneficiaries existed.  The West Virginia Supreme Court refused, however, to overturn the statute.  In rejecting the argument that the legislation substantially impaired the State of West Virginia’s contractual obligations, the West Virginia Supreme Court concluded that the Investment Management Board’s investment was for a limited amount, for a limited time, and was required to be repaid at an interest rate essentially equal to the rate on other authorized investments.  508 S.E.2d at 137.

In City of Charleston v. Public Service Commission of West Virginia, 57 F.3d 385 (4th Cir. 1995), the Cities of Charleston and South Charleston, West Virginia had outstanding sewer revenue bonds.  The bond contracts empowered the Cities in each instance to collect delinquent sewer charges by imposing a lien on premises served, including leased properties, even if only the tenant was delinquent in the payment of the sewer fees.  In 1989 and 1990, bills

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passed by the West Virginia Legislature added termination of water service as a remedy for the nonpayment of delinquent sewer fees and repealed the right to place a lien on real property as a remedy.  In 1992, the PSCWV ruled that the City of Charleston could not require termination of water service to landlords because their previous tenants had failed to pay sewer charges.  The Cities brought an action against the PSCWV asserting that the amendments to the Code and the PSCWV orders violated their existing contractual rights under the Contracts Clauses.  Citing  Federal Contract Clause precedent, the United States Court of Appeals for the Fourth Circuit concluded that any impairment created by the inability of the Cities to terminate water service to landlords was insubstantial and not likely to cause the Cities to default on their bond obligations.  Accordingly, the West Virginia Supreme Court entered summary judgment in favor of the PSCWV.  The West Virginia Supreme Court’s decision upholding the constitutionality of the legislation in this case was clearly influenced by the de minimis effect of the potential impairment created.

In Shell v. Metropolitan Life Ins. Co., 181 W.Va. 16, 380 S.E.2d 183 (1989), the issue was whether a statute prohibiting an insurance company from discharging its agents except for “good cause” created an unconstitutional impairment of existing contractual rights between the insurance companies and their agents.  The West Virginia Supreme Court struck down the statute, holding that it did substantially impair existing contractual obligations because it altered the “at will” nature of the employment relationship.  The West Virginia Supreme Court further held that the legislation was not justified by a significant and legitimate public purpose, because it was designed to protect a narrow class of citizens (i.e., insurance agents), rather than a broad societal interest.

In the Shell case, the West Virginia Supreme Court stated that: “in construing our state constitutional provision prohibiting any ‘law impairing the obligation of a contract,’ W.Va. Const. Art. III, § 4, we have generally accepted the United States Supreme Court’s interpretation of the similar provision contained in Article I, Section 10, Clause 1 of the United States Constitution.”  The Sidley Constitutional Opinion analyses whether under Federal constitutional principles the Bondholders could successfully challenge an action of the West Virginia Legislature, or of the PSCWV acting in its legislative capacity, repealing or substantially amending the Securitization Law.  Based upon the West Virginia Supreme Court’s reasoning in Shell, the analysis and conclusions set forth in the Sidley Constitutional Opinion should apply equally to a challenge to the Securitization Law under the West Virginia Constitution.

The West Virginia cases demonstrate that the West Virginia Courts tend to follow federal case law in determining whether there has been a prohibited impairment of existing contractual rights.  Where a West Virginia Court has determined that new legislation substantially impacts existing contractual rights, the Court has not hesitated to declare the legislation unconstitutional.  However, where the impact of the impairment has been slight, West Virginia Courts have not granted relief under the State Contract Clause.

           In order for an Impairment Action to violate the State Contract Clause, the existence of a contractual relationship between the State of West Virginia and the Bondholders,

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any assignee, or any financing party must be established.  In the present case, we believe that the West Virginia Legislature’s intent to make such a contractual relationship is clear from the statutory language.

The state pledges to and agrees with the bondholders, any assignees, and financing parties under a final financing order that the state will not take or permit any action that impairs the value of the consumer rate relief property under the final financing order or, . . . reduce, alter or impair consumer rate relief charges that are imposed, charged, collected or remitted for the benefit of the bondholders, assignees, and financing parties.

West Virginia Code § 24-2-4f(s).

The State Pledge, which the Securitization Law explicitly authorizes to be included in the documentation with respect to the Consumer Rate Relief Bonds (and which is included therein), is an inducement offered by the State of West Virginia to investors to purchase the Consumer Rate Relief Bonds.  The Securitization Law constitutes, among other things, an undertaking of the State of West Virginia to: 1) encourage and facilitate the recovery of expanded net energy costs from the utility’s customers at a lower cost than would be afforded by traditional utility financing mechanisms; and 2) increase the financial security for and gain the capital markets’ acceptance of the Consumer Rate Relief Bonds.

We believe that, if presented with the issue, a West Virginia Court would find that the Securitization Law, the Financing Order, and the State Pledge, taken together, give rise to a contractual obligation between the State of West Virginia and the Bondholders, any assignee, or any financing party for purposes of the State Contract Clause.  We also believe that all prohibitions applicable to the State of West Virginia under the State Contract Clause would also apply to actions by the State of West Virginia, acting through the PSCWV.  The West Virginia Legislature has delegated its regulatory power over utilities to the PSCWV.  The PSCWV’s power arises from delegated legislative authority and the procedure for its exercise is legislative in character.  Randall Gas Co. v. Star Glass Co., 88 S.E. 840, 78 W.Va. 252 (1916).  Moreover, Subsection (a) of the Securitization Law (W.Va. Code § 24-2-4f(a)) evidences legislative authority and a legislative directive to make alternative financing mechanisms available under specified circumstances. We do not believe that the State of West Virginia, acting indirectly through the PSCWV, could effectively undertake any Impairment Action that it would be constitutionally barred from taking directly.

While there is no case law in West Virginia which considers the application of the State Contract Clause to the Securitization Law or the State Pledge, existing West Virginia case law and the federal case law cited in the Sidley Constitutional Opinion concerning the application of Federal Contract Clause to similar legislation is instructive.  Based upon our review of the relevant State of West Virginia judicial authority as discussed in this opinion, but subject to the qualifications, limitations and assumptions (including the assumption that the Impairment Action in question would be “substantial”) set forth herein and in the Sidley

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Constitutional Opinion, it is our opinion that a West Virginia Court, if presented with this issue in a properly prepared and presented case, would conclude:

(1)  that the State Pledge constitutes a contractual relationship between the Bondholders and the State of West Virginia; and

(2)  under applicable State of West Virginia constitutional principles relating to the impairment of contracts, that the West Virginia Legislature could not enact legislation (other than a law passed by the West Virginia Legislature in the valid exercise of the state’s police power to safeguard the vital interests of its people, including preservation of community order, health, safety, morals or economic well being) that: (A) repeals the State Pledge; (B) repeals the Securitization Law; (C) impairs the value of the CRR Property; or (D) reduces, alters or impairs the collection of the CRR Charges so as to substantially impair: (i) the terms of the Indenture or the Consumer Rate Relief Bonds; or (ii) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) if such repeal, amendment or other action would prevent the payment of the Consumer Rate Relief Bonds or would substantially affect the security for the Consumer Rate Relief Bonds.

OPINION # 2 – REGARDING THE TAKINGS CLAUSE
OF THE WEST VIRGINIA CONSTITUTION

The Fifth Amendment of the United States Constitution provides, in part: “nor shall private property be taken for public use, without just compensation” (the “Federal Takings Clause”).  The Fourteenth Amendment of the United States Constitution makes the Fifth Amendment, including the Federal Takings Clause, applicable to any state action.  Webb’s Fabulous Pharmacies, Inc. v. Beckwith, 449 U.S. 155 (1980).  There have been numerous United States Supreme Court cases analyzing and evaluating Federal Takings Clause claims.  The Sidley Constitutional Opinion contains a detailed analysis of the issue of whether the State of West Virginia could be required to compensate the Bondholders under the Federal Takings Clause if the State of West Virginia, exercising its legislative powers, takes an Impairment Action.  There have been few similar cases in the West Virginia Courts, and those that have been decided have generally adopted the analysis of similar cases decided under the Federal Takings Clause.

Article III, Section 9 of the West Virginia Constitution (the “State Takings Clause”) states:

Private property shall not be taken or damaged for public use, without just compensation; nor shall the same be taken by any company, incorporated for the purposes of internal improvement, until just compensation shall have been paid, or secured to be paid, to the owner; and when private property shall be taken, or damaged, for public use, or for the use of such corporation, the compensation to

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the owner shall be ascertained in such manner, as may be prescribed by general law; provided, that when required by either of the parties, such compensation shall be ascertained by an impartial jury of twelve freeholders.

In Verizon West Virginia , Inc. v. West Virginia Bureau of Employment Programs, Worker’s Compensation Division, 214 W.Va. 95, 586 S.E.2d 170 (2003), a group of self-insured employers claimed that the methodology used by the Bureau’s Workers’ Compensation Division to calculate premium rates amounted to an impermissible regulatory taking under both the federal and state constitutions.  Citing Eastern Enterprises v. Apfel, 524 U.S. 498, 118 S.Ct. 2131, 141 L.Ed.2d 451 (1998), the West Virginia Supreme Court recognized that “the issue of whether compensation is compelled in the instance of ‘economic injuries caused by public action’. . . is essentially an ad hoc and fact intensive undertaking.”  586 S.E.2d at 193.  In analyzing the takings issues raised by this case, the West Virginia Supreme Court found that the governmental action (specifically, the Workers’ Compensation Fund rate increases on self-insured employers) was made in response to the compelling state interest of keeping the Fund afloat and the related interest of preventing a lowering of the State of West Virginia’s bond ratings.  The West Virginia Supreme Court ultimately held that: “[u]pon careful and thorough review of the applicable authority, we find that the formula developed by the Performance Council . . . assessing the workers’ compensation premium tax for self-insured employers does not constitute an undue taking without compensation in violation of either the federal or state constitution.”  Id. 586 S.E.2d at 196.

Similarly, in upholding a local zoning ordinance that prohibited the operation of a gasoline service station in a Commercial A zone, the West Virginia Supreme Court ruled that: “land-use regulations will not constitute an impermissible taking of property under the Fifth Amendment to the United States Constitution and Section 9 of Article III of the West Virginia Constitution if such regulations can be reasonably found to promote the health, safety, morals, or general welfare of the public and the regulations do not destroy all economic uses of the property.”  Syllabus, pt. 6, McFillan v. Berkeley County Planning Commission, 190 W.Va. 458, 438 S.E.2d 801 (1993).

Finally, in Columbia Gas v. Public Service Commission of West Virginia,173 W.Va. 19, 311 S.E.2d 137 (1983), the West Virginia Supreme Court upheld a legislatively imposed nine-month moratorium on rate increases for natural gas utilities from challenges under the Federal and State Taking Clauses.  In Columbia Gas, the West Virginia Supreme Court determined that the additional nine-month moratorium did not offend just compensation provisions of the Federal and State constitutions because the West Virginia Legislature had provided for emergency rate hardship procedures for utilities to address situations of extreme financial hardship, which adequately would protect against the confiscation of private property without just compensation.  Columbia Gas, 311 S.E.2d at 143.

While there is no case law in West Virginia that considers the application of the State Takings Clause to the Securitization Law, the Financing Order or the State Pledge, we have considered existing West Virginia case law and the federal case law cited in the Sidley

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Constitutional Opinion concerning the application of the Federal Takings Clause to similar situations.  We believe that the rulings of the West Virginia Supreme Court in the cases discussed above are consistent with the Federal Takings Clause analysis contained in the Sidley Constitutional Opinion.  Thus, it is our opinion that the analysis set forth in the Sidley Constitutional Opinion discussing federal law taking issues would apply to a similar challenge made pursuant to the State Takings Clause.

Based on our review of relevant judicial authority discussed in this opinion, but subject to the qualifications, limitations and assumptions set forth herein and in the Sidley Constitutional Opinion, it is our opinion that, if presented with this issue in a properly prepared and presented case, a West Virginia Court would conclude that the State of West Virginia would be required to pay just compensation to the Bondholders if the State of West Virginia, including the PSCWV exercising its legislative powers, undertook an Impairment Action and created an Impairment that: (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the CRR Property or denied all economically beneficial or productive use of the CRR Property; (b) destroyed the CRR Property, other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the CRR Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investment in the Consumer Rate Relief Bonds.

OPINION # 3 -- REGARDING THE CONSTITUTIONALITY
OF THE SECURITIZATION LAW

It is difficult to predict the range of legal theories and claims upon which a challenge to the constitutionality of the Securitization Law could conceivably be based.  However, given our familiarity with the Securitization Law, the nature of constitutional challenges to similar statutes in other states, and the types of procedural challenges that have been raised alleging deficiencies in the statutory enactment process, we have identified a number of potential theories upon which a challenge to the Securitization Law under the West Virginia Constitution could be based.  Such a challenge could conceivably be based on the State Contract Clause; the State Takings Clause; the due process clause contained in Article III, Section 10 of the West Virginia Constitution (the “State Due Process Clause”); or the provisions of Article VI, Sections 29, 30, or 31 of the West Virginia Constitution which respectively require: 1) that bills be read on three different days in each house; 2) that acts embrace but one object; and 3) that bills passed by one house and amended by the other be again voted on by the house which originally passed the bill.  Our examination of these constitutional provisions leads us to conclude that the Securitization Law would likely survive challenges based on these provisions.

1.	State Contract Clause.

In at least one other jurisdiction, legislation providing for securitization financing similar to the financing mechanism created in the Securitization Law was challenged as an impairment of an existing contract.  Public Service Electric and Gas Company’s Rate Unbundling, Stranded Costs and Restructuring Filings, 748 A.2d 1161 (N.J. App. 2000), aff’d,

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771 A.2d 1163 (N.J. 2001)(denying certification of Contracts Clause issue), involved a challenge to the Electric Discount and Energy Competition Act of 1999, N.J.S.A. 48:3-49 to -98, L. 1999, c. 23, enacted by the New Jersey Legislature effective February 9, 1999 (the “NJ Act”), which deregulated and restructured the electric power industry in New Jersey. The NJ Act permitted a utility to recover stranded costs the utility was at risk of losing when the supply market was opened to competition, through securitization backed by a transition bond charge imposed on all electric customers purchasing power within the utility’s service area.

This case arose when one of PSE&G’s largest customers, who was purchasing power from PSE&G under the terms of a special contract, filed an appeal from a final order of the New Jersey Board of Public Utilities allowing PSE&G to recover its stranded costs by imposing a transition charge on its customers’ bills.  Petitioner argued that the charge was an unconstitutional impairment of its existing contract with PSE&G.  The Court rejected the challenge holding that “[t]he prohibition against impairment of contracts under the federal and state constitutions is not absolute. It must be accommodated to the inherent police power of the states to safeguard the vital interests of their residents.  The contract clause does not deprive the states of their power to adopt general regulatory measures even if those regulatory measures result in the impairment or destruction of private contracts.” 771 A.2d at 1175-76 (citations omitted).

Generally, courts will uphold legislation from contracts clause challenges, as long as there is a significant and legitimate public purpose behind the legislation  As previously discussed, the West Virginia Supreme Court has adopted a three-prong test for the purpose of evaluating contractual impairment cases:

The initial inquiry is whether the statute has substantially impaired the contractual rights of the parties.  If a substantial impairment is shown, the second step of the test is to determine whether there is a significant and legitimate public purpose behind the legislation.  Finally, if a legitimate public purpose is demonstrated, the court must determine whether the adjustment of the rights and responsibilities of contracting parties is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation’s adoption.

Syllabus pt. 4, Shell v. Metropolitan Life Ins. Co., 181 W.Va. 16, 380 S.E.2d 183 (1989).

In the present case, the Securitization Law was enacted to provide certain public utilities an alternative mechanism to recover expanded net energy costs from their customers.  The Legislative findings contained in W.Va. Code § 24-2-4f(a) provide that the Securitization Law is in the interest of the state and its citizens because it will encourage and facilitate the use of alternative financing mechanisms that will enable electric utilities to recover expanded net energy costs at the lowest reasonably practical cost.

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In the Financing Order, the PSCWV specifically found that the issuance of the Consumer Rate Relief Bonds: a) satisfies the Lowest Cost Objective as collectively defined at page 2 of the Financing Order; and b) “will result in overall costs to the Applicants’ respective consumers in the State of West Virginia that (i) are lower than would result from the use of traditional utility financing mechanisms, and (ii) are just and reasonable.”  In summary, the Legislature and the WVPSC have determined that the Securitization Law will reduce the cost to the West Virginia customers of APCo of recovering expanded net energy costs.  Even if the Securitization Law was found to substantially impair the contractual rights of a party challenging the legislation, the Securitization Law appears to be appropriately conceived to fulfill a legitimate public purpose.  In addition, as is noted below, the Securitization Law and the issuance of the Financing Order thereunder are likely to be considered to be legitimate exercises of valid ratemaking functions.  For these reasons, in our judgment it is reasonable to conclude that the Securitization Law would likely withstand a challenge under the State Contract Clause.

2.	State Takings Clause.

In other jurisdictions, challenges to statutes similar to the Securitization Law based on the Takings Clause have generally arisen in the context of the deregulation of the electric power industry.  For example, in City of Corpus Christi v. Public Utility Commission, 51 S.W.3d 231 (Tex. 2001), the statute in question authorized the existing regulated utility to issue bonds to recover certain stranded costs and regulatory assets during a period of transition to deregulation.  The bonds were repaid by a transition charge assessed on all customers within the existing regulated utility’s service area.  Competing electric generating companies challenged the deregulation plan on the basis that the imposition of the transition charge on their customers constituted a taking.  The Texas Supreme Court denied the relief sought by the competing power generators, holding that the transition charge was valid because its imposition was a reasonable exercise of state ratemaking authority.

In the present case, the CRR Charges are not akin to a competitive transition charge imposed as part of the restructuring of the West Virginia electric power industry.  Rather, the Securitization Law was enacted to provide certain regulated public utilities operating in West Virginia an alternative mechanism for financing the recovery of expanded net energy costs.  Accordingly, we would anticipate that a West Virginia Court reviewing any challenge to the Securitization Law asserting an impermissible taking of property would carefully consider whether the Securitization Law can be reasonably found to promote the health, safety, morals, or general welfare of the public.  McFillan v. Berkeley County Planning Commission, 190 W.Va. 458, 438 S.E.2d 801 (1993).

In the public utility regulation arena, both the United States Supreme Court and the West Virginia Supreme Court have held that as long as rates are reasonable, conform to statutory authorization and are intended to balance investor and consumer interests, they are constitutionally permissible. In re Permian Area Rate Cases, 390 U.S. 747, 88 S. Ct. 1344, 20 L. Ed.2d 312 (1968), Federal Power Commission v. Hope Natural Gas Co., 320 U.S. 591, 64 S. Ct.

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281, 88 L. Ed. 333 (1944), Columbia Gas of West Virginia, Inc. v. Public Service Commission, 173 W.Va. 19, 311 S.E. 2d 137 (1983).  The West Virginia Legislature and the PSCWV have both found that the Securitization Law would lower the cost to consumers of financing the utility’s recovery of expanded net energy costs.  Moreover, we are aware of no set of circumstances that is likely to present a plausible claim that the Securitization Law would constitute an impermissible taking of private property.  For the reasons discussed above, in our judgment it is reasonable to conclude that the Securitization Law would likely withstand a challenge under the State Takings Clause.

3.	State Due Process Clause.

It is possible that a constitutional challenge to the Securitization Law could be raised on due process grounds.  Where the issue involves the constitutionality of legislation, the act must be found to bear a reasonable relationship to a proper legislative purpose and be neither arbitrary nor discriminatory. Hartsock-Flesher Candy Co. v. Wheeling Wholesale Grocery Co., 174 W.Va. 538, 328 S.E.2d 144 (1984).  In addition, due process considerations involve whether a party has been accorded the right to be heard.  Segal v. Beard, 181 W.Va. 92, 380 S.E.2d 444 (1989).   Based upon our previous discussion of the legislative objectives of the Securitization Law and the fact that the proceedings before the PSCWV that culminated in the issuance of the Financing Order were open to all interested parties and all parties participating in that proceeding supported, by executing a Joint Stipulation and Agreement for Settlement, the issuance of the Financing Order, in our judgment it is reasonable to conclude that the Securitization Law would likely withstand a State Due Process Clause challenge.

4.	Validity of Enactment.

We have reviewed the legislative history of the enactment of the Securitization Law, 2012 Acts of the Legislature, c 156.  Based on this review, in our judgment it is reasonable to conclude that the Securitization Law would likely withstand a constitutional challenge based on: a) Article VI, Section 29 of the West Virginia Constitution requiring that bills be read on three different days in each house; b) Article VI, Section 30 of the West Virginia Constitution requiring that acts embrace only one object in the title; and c) Article VI, Section 31 of the West Virginia Constitution requiring that bills passed by one house and amended by the other be again voted on by the house which originally passed the bill.

For the reasons discussed above and subject to the qualifications, limitations and assumptions set forth herein, it is our opinion that: i) the Securitization Law has been duly enacted by the West Virginia Legislature in accordance with all applicable laws and is in full force and effect; ii) the effectiveness or constitutionality of the Securitization Law under the Constitution of the State of West Virginia (insofar as it relates to the Consumer Rate Relief Bonds and to the Transaction) was, to the best of our knowledge as of November 8, 2013, not the subject of any pending appeal or litigation (although we cannot assure you that a lawsuit challenging the validity of the Securitization Law will not be filed in the future or that, if filed,

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will not be successful); and iii) if the constitutionality of the Securitization Law were challenged, a West Virginia Court applying West Virginia substantive law would conclude under applicable State of West Virginia constitutional principles that the Securitization Law is constitutional.

OPINION # 4 -- REGARDING THE ABILITY OF WEST VIRGINIA
VOTERS THROUGH DIRECT INITIATIVE OR REFERENDUM
TO REPEAL THE STATE PLEDGE OR TAKE ANY OTHER
ACTION CONSTITUTING AN IMPAIRMENT ACTION

Initiative is a state constitutional power allowing voters to place proposals for enactment of new laws or constitutional amendments or the ballot by collecting signatures of a certain number of citizens.  Referendum is a state constitutional power allowing voters to place proposals to repeal a law that was previously enacted by the Legislature or the ballot by collecting signatures of a certain number of citizens.

Article VI § 1 of the West Virginia Constitution vests the power to enact or repeal laws solely in the Legislature.  The West Virginia Constitution does not contain any provision allowing voters to directly undertake either the enactment of new laws or constitutional amendments or the repeal of existing laws.  In West Virginia the power of enacting legislation is vested solely in the Legislature.  State ex rel. Carson v. Wood, 175 S.E.2d 142, 154 W.Va. 397 (1970); State v. Huber, 40 S.E.2d 11, 129 W.Va. 198 (1946).  Given the provisions of the West Virginia Constitution, we conclude that the voters of West Virginia could not through direct voter initiative or referendum perform any action that would have the same effect as an Impairment Action.

OPINION # 5 -- WHETHER BONDHOLDERS CAN OBTAIN
INJUNCTIVE RELIEF FROM A WEST VIRGINIA
COURT TO ENJOIN AN IMPAIRMENT ACTION

1.	Preliminary Injunctive Relief.

The standard for the issuance of preliminary injunctive relief is set forth in Jefferson Cnty. Bd. of Educ. v. Jefferson Cnty Educ. Ass’n, 393 S.E.2d 653 (W.Va. 1990).  In that case, the West Virginia Supreme Court ratified the standard articulated by the Fourth Circuit in Blackwelder Furniture Co. v. Seilig Mfg. Co., 550 F.2d 189 (4th Cir. 1977).  Relying on Blackwelder,1 West Virginia employs a “balance of hardship” test, under which a West Virginia Court must consider, in “flexible interplay,” four factors: (1) the likelihood of irreparable harm to the plaintiff without the injunction; (2) the likelihood of harm to the defendant with an

1 The Blackwelder Court held that the balancing of the harms is the most important part of the test and directly affects the required showing on the likelihood of success on the merits. 550 F.2d at 193-96.

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injunction; (3) the plaintiff's likelihood of success on the merits; and (4) the public interest. Jefferson County, 393 S.E.2d 653, 662 (quoting Merrill Lynch, Pierce, Fenner & Smith, Inc. v. Bradley, 756 F.2d 1048, 1054 (4th Cir.1985).

At present, West Virginia law regarding preliminary injunctive relief may to be somewhat unsettled, stemming from the Fourth Circuit’s modification of Blackwelder in Real Truth About Obama, Inc. v. Fed. Election Comm'n, 575 F.3d 342 (4th Cir. 2009).  In Real Truth, the Fourth Circuit Court of Appeals modified the Blackwelder standard by holding that “[b]ecause a preliminary injunction affords, on a temporary basis, the relief that can be granted permanently after trial, the party seeking the preliminary injunction must demonstrate by “a clear showing” that, among other things, it is likely to succeed on the merits at trial.” Id. at 345 (citing Winter v. Natural Resources Defense Council, Inc., 555 U.S. 7, 22 (2008)).  Before Real Truth, the Fourth Circuit required “that the likelihood-of-success requirement be considered, if at all, only after a balancing of hardships is conducted and then only under the relaxed standard of showing that “grave or serious questions are presented for litigation.” Blackwelder, 550 F.2d at 195-96 (internal quotes omitted).  The Fourth Circuit now requires “that the plaintiff make a clear showing as to each of the four elements supporting the granting of a preliminary injunction, a standard far stricter than the Blackwelder balancing approach, requiring only that the plaintiff demonstrate a grave or serious question for litigation.”  Real Truth, 575 F.3d at 346-47.

Any uncertainty in West Virginia law regarding preliminary injunctive relief is due to the fact that the federal standard has become stricter since the West Virginia Supreme Court’s ruling in Jefferson County. “A federal case interpreting a federal counterpart to a West Virginia rule or procedure may be persuasive, but it is not binding or controlling.” Brooks v. Isinghood, 584 S.E.3d 531, 538 (W.Va. 2003). Therefore, the standard for determining whether to grant injunctive relief in West Virginia state courts remains that set forth in Jefferson County/Blackwelder until the West Virginia Supreme Court alters it.

  While Real Truth has tightened the Jefferson County/Blackwelder standard, it is unclear whether the West Virginia Supreme Court will adopt the Real Truth test.  Several other courts of appeals have not construed the Winter case (relied upon in Real Truth) as eliminating the sliding scale/balancing test in the context of preliminary injunctions.  See, e.g., Wild Rockies II, 632 F.3d 1127, 1131-2 (9th Cir. 2011)(“[T]he ‘serious’ question approach survives Winter when applied as part of the four-element Winter test.”).

The function of preliminary injunctive relief is to preserve the status quo of the litigants during the pendency of litigation.  In State v. Baker, the West Virginia Supreme Court held that“[t]he function of a preliminary injunction, whether it be prohibitory or mandatory, is to preserve the status quo, until upon final hearing the court may grant full relief.” 164 S.E. 154, 155 (W.Va. 1932).  Whether Bondholders would be entitled to a preliminary injunction during a challenge to the constitutionality of an Impairment Action will depend on the strength of their constitutional argument on the merits and on their arguments as to the other Jefferson County /Blackwelder factors.  While consideration of whether to grant a preliminary injunction is fact intensive, assuming Bondholders can satisfy the traditional requirements for granting injunctive

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relief, we conclude that a West Virginia Court would grant Bondholders a preliminary injunction against an Impairment Action.

2.           Permanent Injunctive Relief.

The mere finding that the Impairment Action is unconstitutional, would not necessarily require a West Virginia Court to grant Bondholders permanent injunctive relief.  In Perdue v. Ferguson, the West Virginia Supreme Court held that “an injunction does not lie to restrain the enforcement of an invalid [law] merely because the [law] is unconstitutional, arbitrary or otherwise invalid; other circumstances, such as irreparable injury, inadequacy of remedies at law, etc., bringing the case within one or more of the grounds for equity jurisdiction must also be alleged and shown.” 350 S.E.2d 555, 559 (W.Va. 1986). Similarly, in Coal & Coke Ry. Co. v. Conley, 67 W.Va. 129, 130, 67 S.E. 613 (1910), the West Virginia Supreme Court held that “[u]nconstitutionality of the act is not alone sufficient to confer jurisdiction of such a suit or proceeding in equity. To this there must be added, for such purpose, some right or injury, respecting the person or property, not adequately remediable by any proceeding at law.” Id at 617.  Once a West Virginia Court has declared an Impairment Action invalid, the decision whether to grant Bondholders a permanent injunction preventing state officials from enforcing the invalid Impairment Action will depend on Bondholders showing some right or injury not adequately remediable at law.  We believe that if such showing can be made, then a West Virginia Court would grant Bondholders a permanent injunction.

*     *     *     *

QUALIFICATIONS AND LIMITATIONS

We note that judicial analysis of West Virginia constitutional issues has typically proceeded on a case-by-case basis and that the determinations of the West Virginia Courts, in most instances, are usually strongly influenced by facts and circumstances of the particular case.  We further note that there are no reported controlling West Virginia judicial precedents of which we are aware directly on point.  Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances (none of which addresses the facts presented here), and on our understanding of the State of West Virginia constitutional principles on which a challenge to the constitutionality of a statute could conceivably be based.  Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court asked to apply them.  We cannot predict the facts and circumstances that will be present in the future and may be relevant to the exercise of such discretion.  It is our and your understanding that none of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court should reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent.  Moreover, there can be no assurance that a repeal or amendment to the Securitization Law will not be proposed or enacted or that any action by the State of West Virginia or the Public Service Commission of West

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Virginia that constitutes a violation of the State Pledge will not occur.  Furthermore, given the lack of West Virginia judicial precedent directly on point, and the nature of the security for the Bondholders, there can be no assurance that a West Virginia Court will reach the conclusions which we believe current judicial precedent supports.  In the event of any State of West Virginia legislation that adversely impacts the rights of Bondholders, costly and time-consuming litigation might ensue, adversely affecting, at least temporarily, the price and liquidity of the Consumer Rate Relief Bonds.

The foregoing opinions are expressly subject to there being no material change in the law, and there being no additional facts that would materially affect the assumptions set forth herein.  We do not undertake to supplement this opinion with respect to factual matters or changes in the law (whether constitutional, statutory or judicial) that may hereafter occur.

This letter is being furnished to you solely for your benefit in connection with the issuance of the Consumer Rate Relief Bonds and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose or by any other person without prior express written permission.  We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading “The Recovery Act – APCo and Other Utilities May Securitize Consumer Rate Relief Costs” in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.  We further consent to the reliance by Sidley Austin LLP on this opinion in rendering their opinion under Section 9(m) of the Underwriting Agreement.

Schedule I

Standard & Poor’s Ratings Group
55 Water Street
New York, New York 10041

Moody’s Investors Services, Inc.
99 Church Street
New York, New York 10007

Each of the following, for itself and
as Representative of the Underwriters
of the Consumer Rate Relief Bonds:

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901